SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 19, 2003

POTOMAC BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

West Virginia	0-24958	55-0732247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 E. Washington St., PO Box 906,
Charles Town WV	25414-0906
(Address of Principal Executive Offices)	(Zip Code)

304-725-8431

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

For Immediate Release

Potomac Bancshares, Inc. President and CEO Robert F. Baronner announced at the company’s reconvened shareholders’ meeting held on May 13, 2003 that Proposal 3 (stock option plan) was approved with a 92% majority of the shares voted. The results of the vote were as follows:

Votes For	1,056,989
Votes Against	71,070
Abstentions	17,790

Potomac Bancshares, Inc. is a public company trading under the ticker symbol PTBS. Potomac Bancshares is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements – None

(b) Pro Forma Financial Information – None

(c) Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

Date May 19, 2003	/s/ ROBERT F. BARONNER, JR.
Robert F. Baronner, Jr. President and CEO